EXHIBIT 4.60B

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of September 5, 2023 (the “Second Amendment Effective Date”), is entered into among CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as the Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Subsidiary Guarantors party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Administrative Agent, the Collateral Agent, the Swingline Lender, and an Issuing Bank, and the other Issuing Banks party thereto, entered into that certain Amended and Restated Credit Agreement dated as of September 13, 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time prior to the Second Amendment Effective Date, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the parties hereto amend the Credit Agreement as set forth below, subject to the terms and conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to Credit Agreement; Effect of this Agreement; No Impairment.
(a)
Effective as of the Second Amendment Effective Date, the parties hereto agree that:

(i) The definition of “Specified Unsecured Indebtedness” set forth in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

“Specified Unsecured Indebtedness” shall mean the Indebtedness in an amount of up to $500.0 million incurred by the Borrower on or after the Second Amendment Effective Date in the form of unsecured convertible senior notes or other unsecured Indebtedness, as the Borrower may determine in its sole discretion.

(ii) Section 1.01 of the Credit Agreement is amended to add the below definition in the appropriate alphabetical order:

“Second Amendment Effective Date” shall mean September 5, 2023.

(iii) Section 6.07 of the Credit Agreement is amended to (A) add an “and” at the end of subclause (d) thereof, and (B) add a new subclause (e) immediately following subclause (d) thereof to read as follows:

(e) Borrower may (i) make any payment of premium to a counterparty under a Permitted Bond Hedge Transaction, (ii) receive shares of Qualified Capital Stock of the Borrower on account of the net share settlement of a Permitted Bond Hedge Transaction and/or in connection with any unwind or termination of a

Permitted Bond Hedge Transaction, and (iii) otherwise perform its obligations in connection with a Permitted Bond Hedge Transaction.

(iv) The reference to “2016 Convertible Notes” in clause (y)(2) of the last paragraph of Section 6.10 of the Credit Agreement is amended to read “Specified Unsecured Indebtedness”.

(b)
Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Credit Agreement are hereby amended so that any reference to the Credit Agreement shall mean a reference to the Credit Agreement, as amended by this Agreement (the Credit Agreement, as amended by this Agreement, the “Amended Credit Agreement”). The Amended Credit Agreement is not a novation of the Credit Agreement.
(c)
Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Secured Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

2. Conditions Precedent. This Agreement shall be effective as of the Second Amendment Effective Date upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Subsidiary Guarantors, the Required Lenders, and the Administrative Agent;

(b) receipt by the Administrative Agent, for the account of each Lender executing this Agreement (each such Lender, a “Consenting Lender”), of a fee, for each Consenting Lender, in an amount equal to 0.05% of the sum of (i) the outstanding amount of such Consenting Lender’s Term Loan (determined immediately prior to the Second Amendment Effective Date), plus (ii) the amount of such Consenting Lender’s Revolving Commitment (determined immediately prior to the Second Amendment Effective Date); and

(c) receipt by BofA Securities, Inc. of any fees required to be paid by the Borrower to BofA Securities, Inc. on or prior to the Second Amendment Effective Date.

3. Payment of Expenses. The Borrower agree to reimburse the Agents for all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery of this Agreement, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

4. Miscellaneous.

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() The Loan Documents, and the obligations of the Loan Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

() Each Loan Party (i) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Secured Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations.

(c) Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(d) Each Loan Party represents and warrants that:

() This Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

() The execution, delivery and performance by such Loan Party of this Agreement, (A) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (1) such as have been obtained or made and are in full force and effect and (2) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (B) will not violate the Organizational Documents of such Loan Party, (C) will not violate any Requirement of Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, (D) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon such Loan Party or its property, or (other than the Loan Documents) give rise to a right thereunder to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (E) will not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens created by the Loan Documents and Permitted Liens.

() After giving effect to this Agreement, (A) no Default shall have occurred and be continuing, and (B) each of the representations and warranties made by such Loan Party set forth in this Agreement, Article III of the Amended Credit Agreement or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

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(iv) The parties executing this Agreement as Subsidiary Guarantors include each Subsidiary that is required pursuant to Section 5.10 of the Credit Agreement to become a Loan Party as of the Second Amendment Effective Date.

(e) This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile or .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, subject to Section 10.22 of the Credit Agreement, the authorization under this Section 4(e) may include use or acceptance by the Administrative Agent of a manually signed counterpart of this Agreement which has been converted into electronic form (such as scanned into .pdf), or an electronically signed counterpart of this Agreement converted into another format, for transmission, delivery and/or retention.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h) The terms of Sections 10.09 and 10.10 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: CSG SYSTEMS INTERNATIONAL, INC.

By: /s/ Brian A. Shepherd

Name: Brian A. Shepherd

Title: President and Chief Executive Officer

SUBSIDIARY GUARANTORS: CSG SYSTEMS, INC.

By: /s/ Brian A. Shepherd

Name: Brian A. Shepherd

Title: President and Chief Executive Officer

VOLUBILL, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: President

INTEC BILLING, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Secretary

CSG FORTE PAYMENTS, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Assistant Secretary

CSG FORTE PAYMENTS HOLDING, INC.

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Treasurer

KITEWHEEL, LLC

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: President

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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MOBILECARD HOLDINGS, LLC

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: Secretary

CSG MOBILECARD INVESTMENT LLC

By: /s/ David N. Schaaf

Name: David N. Schaaf

Title: President

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,

as the Administrative Agent

By: /s/ Mary Lawrence

Name: Mary Lawrence

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

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LENDERS: BANK OF AMERICA, N.A.,

as a Lender

By: /s/ Scott Zuiderveen

Name: Scott Zuiderveen

Title: Senior Vice President

CSG SYSTEMS INTERNATIONAL, INC.

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WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Faraj Elmagbari

Name: Faraj Elmagbari

Title: Director

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Jake Wesley

Name: Jake Wesley

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Alexander Wilson

Name: Alexander Wilson

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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HSBC BANK USA, NATIONAL ASSOCIATION,

as a Lender

By: /s/ David Sanders

Name: David Sanders

Title: Global Relationship Manager

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as Receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), as a Lender

By: /s/ Peter Madden

Name: Peter Madden

Title: Vice President

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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BOKF, N.A., d/b/a BOK FINANCIAL,

as a Lender

By: /s/ David J. Anderson

Name: David J. Anderson

Title: Senior Vice President

CSG SYSTEMS INTERNATIONAL, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

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